EXHIBIT 4.100

ALTALINK, L.P.

CAPITAL MARKETS PLATFORM

Seventh Supplemental Indenture

Dated as of April 28, 2003

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TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2
1.1	Interpretation	2
ARTICLE 2 CHARGE ON ASSETS		2
2.1	Creation of charge	2
ARTICLE 3 PROVISIONS APPLICABLE TO BOOK DEBTS		3
3.1	Book Debts	3
ARTICLE 4 REMEDIES		4
4.1	Remedies	4
4.2	Powers of Receiver and Application of Proceeds	8
4.3	Limitation of Liability	9
ARTICLE 5 CONFIRMATION OF MASTER INDENTURE		9
5.1	Confirmation of Master Indenture	9
ARTICLE 6 ACKNOWLEDGEMENT		9
6.1	Acknowledgement	9
ARTICLE 7 ACCEPTANCE OF TRUST BY TRUSTEE		9
7.1	Acceptance of Trustee	9
ARTICLE 8 MISCELLANEOUS		10
8.1	Further Assurances	10
8.2	Counterparts	10
8.3	Formal Date	10
8.4	Governing Law	10

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ALTALINK, L.P.

CAPITAL MARKETS PLATFORM

SEVENTH SUPPLEMENTAL INDENTURE

THE SEVENTH SUPPLEMENTAL INDENTURE dated as of the 28th day of April, 2003.

BETWEEN:

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P ., a limited partnership created pursuant to the laws of the Province of Alberta

(hereinafter called the "Issuer")

OF THE FIRST PART

-and-

ALTALINK MANAGEMENT LTD., a corporation incorporated under the laws of the Province of Alberta

(the "General Partner")

OF THE SECOND PART

-and-

BMO TRUST COMP ANY, a trust company incorporated under the laws of Canada and authorized to carry on the business of a trust company in all of the provinces and territories of Canada

(hereinafter called the "Trustee")

OF THE THIRD PART

WHEREAS by an amended and restated master trust indenture dated as of the date hereof between the Issuer, the General Partner and the Trustee (the "Master Indenture") provision was made for the issuance of Supplemental Indentures to make additions to, deletions from or alterations of the provisions of the Master Indenture or Supplemental Indentures issued thereunder;

AND WHEREAS the Issuer has deemed it necessary and advisable to create and issue this Supplemental Indenture to alter certain provisions of the Master Indenture;

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AND WHEREAS this Supplemental Indenture is executed pursuant to all necessary authorizations and resolutions of the Issuer to authorize the creation, issuance and delivery of the Supplemental Indenture and to establish the terms, provisions and conditions thereof;

AND WHEREAS the parties have entered into Supplemental Indentures and will, in the future, enter into further Supplemental Indentures which have, or will, authorize the issuance of the various series of Bonds to be secured by the charges created herein (such present and future Bonds being collectively called the "Outstanding Bonds");

AND WHEREAS this Supplemental Indenture is hereinafter sometimes referred to as the "Seventh Supplemental Indenture";

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not the Trustee.

NOW THEREFORE THIS INDENTURE WITNESSES that consideration of the premises, the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereof agree as follows:

ARTICLE 1
INTERPRETATION

1.1    Interpretation

The Seventh Supplemental Indenture is supplemental to the.Master Indenture and shall be read in conjunction therewith. Except only insofar as the Master. Indenture may be inconsistent with the express provisions of this Supplemental Indenture in which case the terms of this Supplemental Indenture shall govern and supersede those contained in the Master Indenture only to. the extent of such inconsistency,.this Seventh Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Master Indenture and this Seventh Supplemental Indenture were contained in one instrument. The expressions used in this Seventh Supplemental Indenture which are defined in the Master Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Master Indenture. Unless otherwise stated, any reference in this Seventh Supplemental Indenture to an Article, Section or Schedule shall be interpreted as a reference to the stated Article, Section of or Schedule to, the Master Indenture.

ARTICLE 2
CHARGE ON ASSETS

2.1    Creation of Charge

In consideration of the premises in this Indenture and of the sum of One Dollar ($1.00) paid to the Issuer by the Trustee (the receipt and sufficiency of which are hereby acknowledged) and to secure the due payment of the principal of and interest on the Outstanding Bonds, including interest on overdue interest and any premium payable under this Indenture and other monies from time to time owing under this Indenture, and the due performance and observance of the covenants,

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agreements and obligations of the Issuer contained. in this Indenture and under the Outstanding Bonds (collectively the "Obligations"), the Issuer, subject to Permitted Encumbrances and the reservation of the last day of the term as hereinafter provided, does hereby:

(a)
grant, mortgage, charge, assign and transfer to and in favour of the Trustee, its successors and assigns, as and by way of a first floating charge, all property, assets and undertaking of the Issuer; and

(b)	grant a security interest in, to and in favour of the Trustee all present and after-acquired personal property of the Issuer including all rights to receive revenues·therefrom;

(hereinafter referred to as the "Charge").

TO HAVE AND TO HOLD the property, assets and undertaking subject to the Charge and rights hereby conferred on the Trustee for the use and purposes and with the power and authority and subject to the terms, conditions, provisos, covenants and stipulations expressed in the Master Indenture.

The Charge shall not extend or apply to the last day of the term of any lease, whether oral or written, now held or hereafter acquired by the Issuer but should such Charge become enforceable and the Trustee shall have determined to enforce the same, the Issuer shall thereafter stand possessed of such last day and shall hold it in trust to assign the same to any person who may acquire such term or the part thereof hereby charged in the course of any enforcement of the said Charge or any realization of the subject matter thereof. Further, the Charge does not and shall not extend to, and the Collateral shall.not include, any agreement, entitlement, right, franchise, licence or permit (the "Contractual Rights") to·which the Issuer is a party or of which the Issuer has the benefit, to the extent that the creation of the charge herein would constitute a breach of the terms of or permit any Person to terminate the Contractual Rights, but the Issuer shall hold its interest therein in trust for the Trustee for the benefit of the Bondholders forthwith upon obtaining the consent or approval of the other party thereto to create the Security Interest contemplated by this Indenture.

The Lien Hereof is for the equal and rateable benefit and security of all holders of the Outstanding Bonds which are secured in accordance with Section 5.1 of the Master Indenture, and the Trustee, without any priority or preference of any Outstanding Bond subject to the priority described in Section 5.3 thereof.

ARTICLE 3
PROVISIONS APPLICABLE TO BOOK DEBTS

3.1    Book Debts

The following provisions shall apply to all Book Debts subject to the Lien Hereof:

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(a)
following the occurrence and during the continuance of an Event of Default, the Trustee may collect, realize, sell or otherwise deal with the Book Debts or any in such manner, upon such terms and conditions and at such time or part thereof times as may seem to it advisable and without notice to the Issuer (except as otherwise required by applicable law);

(b)
the Trustee shall not be liable or accountable for any failure to collect, realize, sell or otherwise deal with or obtain payment of the Book Debts or any part thereof and shall not be bound to institute proceedings for the purpose of collecting, realizing, selling or otherwise dealing with or obtaining payment of the same or for the purpose of preserving any rights of the Trustee, the Issuer or any other Person in respect of the same;

(c)
following the occurrence and during the continuance of an Event of Default, all moneys collected or received by the Issuer in respect of the Book Debts shall be held in trust by the Issuer for the benefit of the Trustee, and shall be paid over to the Trustee forthwith on demand;

(d)
following the occurrence and during the continuance of an Event of Default, the Trustee may notify any account debtor or debtors to make payment of the Book Debts to or to the order of the Trustee; and

(e)	following the occurrence and during the continuance of an Event of Default, the Trustee may take control of any proceeds of the Book Debts.

"Book Debts" means all debts, accounts, claims, monies and chooses-in action which are now due, owing or accruing due or which may hereafter become due, owing and accruing due to the Issuer, including all claims of whatsoever nature or kind which the Issuer now has or may hereafter have for proceeds from any business interruption insurance.

ARTICLE 4
REMEDIES

4.1    Remedies

Upon and so long as the Lien Hereof is enforceable, the Trustee may realize thereupon and enforce its right in the following manner:

(a)	commence legal action to enforce payment or performance of the Obligations by the Issuer to the Trustee;

(b)
require the Issuer to disclose to the Trustee the location or locations of the Collateral and to assemble, at the Issuer's expense, tangible personal property which composes part of the Collateral at a place or places designated by the Trustee, and the Issuer agrees to cooperate, in each case, as required by the Trustee;

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(c}
immediately take possession of all of the Collateral or any part or parts thereof by action, distress or otherwise, with power, among other things, to exclude the Issuer, to preserve and maintain the Collateral and make additions and replacements thereto, to collect or receive rents, income and profits of all kinds (including taking proceedings in the name of the Issuer for that purpose) and pay therefrom all reasonable expenses and charges of maintaining, preserving, protecting and operating the Collateral (payment of which may be necessary to preserve or protect the Collateral), and to enjoy and exercise all powers necessary to the performance of all functions made necessary or advisable by possession, including without limitation, power to advance its own moneys and enter into contracts amid undertake obligations for the foregoing purposes upon the security hereof, and all sums advanced or expended shall be added to the Obligations and shall bear interest at the highest rate of interest charged under any of the Outstanding Bonds;

(d)
carry on or concur in the carrying on of all or any part of the business of the Issuer and in connection therewith, to employ and discharge any person on the terms and at the remuneration the Trustee considers proper;

(e)
to the exclusion of all others including the Issuer, enter upon, occupy and use all premises of or occupied or used by the Issuer and use any of the property (which shall include fixtures) of the Issuer for such time and such purposes as the Trustee sees fit. The Trustee shall not be liable to the Issuer for any neglect in so doing or in respect of any rent, costs, charges, depreciation or damages in connection therewith;

(f)
pay or discharge any mortgage, encumbrance, lien, adverse claim or charge that may exist or be threatened against the Collateral; in any such case, the amounts so paid together with costs. charges and expenses incurred in connection therewith shall be added to the Obligations and shall bear interest at the highest rate of interest charged under any of the Outstanding Bonds;

(g)	take proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(h)	file proofs of claim and other documents to establish its claim in any proceedings relative to the Issuer;

(i)
operate, manage, repair, alter and extend the Collateral and continue with the construction and development of any or all projects being undertaken by the Issuer on the Collateral with such variations, additions or deletions thereto as the Trustee may approve and repair, process, complete, modify, or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Issuer or otherwise;

(j)	with or without taking possession of all or any part of the Collateral and at the Issuer's expense, take any action or proceedings to observe or perform or cause to

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be observed or performed any covenant, agreement, proviso or stipulation relating to any of the Collateral, when and to the extent the Trustee deems advisable;

(k)
with or without taking possession of all, or any part of the Collateral, sell, lease or otherwise dispose of the whole or any part of the Collateral, as agent for the Issuer and not the Trustee, and in exercising the foregoing power, the Trustee may, in its absolute discretion:

(i)
sell, lease or otherwise dispose of the whole or any part of the Collateral by public auction, public tender with notice, or by private contract (in the name of or on behalf of the Issuer) or otherwise, with such notice, advertisement or other formality as is required by law;

(ii)
make and deliver to the purchaser goad and sufficient deeds, assurances and conveyances of the Collateral and give receipts for the purchase money, and any such sale once effected shall be a perpetual bar, both at law and in equity, to the Issuer and all those claiming an interest in the Collateral by, from, through or under the Issuer making any claim against the purchaser of the Collateral;

(iii)
grant, rescind, vary or complete any contract for sale, lease or options to purchase or lease, or rights of first refusal to purchase. or lease' the whole or any part of the Collateral, for cash or for credit, with or without security being given therefor, and on terms as shall appear to be most advantageous to the Trustee (including a term that a commission be payable to the Trustee or a related corporation in respect thereof) and if a sale is on credit, the Trustee shall not be accountable for any moneys until actually received;

(iv)	make any stipulation as to title or conveyance or commencement of title;

(v)	re-sell or re-lease without being answerable for any loss occasioned thereby; and

(vi)
make any arrangements or compromises which the Trustee shall think expedient in the interest of the Trustee and to assent to any modification of this Supplemental Indenture, and to exchange any part or parts of the Collateral for any other property suitable for the purposes of the Trustee on such terms as the Trustee considers expedient, either with or without payment of money for equality or exchange or otherwise;

(I)
to borrow or raise money on the security of the Collateral or any part thereof in priority to the Lien Hereof or otherwise, for the purpose of the maintenance, preservation or protection of the Collateral or any part thereof or for carrying on all or any part of the business of the Issuer relating to the Collateral;

(m)	where the Collateral has been disposed of by the Trustee as provided in subsection 4.1 (k) above, commence legal action against the Issuer for the deficiency between

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the aggregate of the principal and interest owing on the Outstanding Bonds and all other monies and liabilities secured hereby (including costs and expenses incurred in connection with such disposition) and the proceeds of any such disposition;

(n)
take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term as used in this Supplemental Indenture includes a manager and a receiver and manager, and hereafter, the "Receiver") of all or any part of the Collateral;

(o)
by instrument in writing appoint, with or without taking possession, any person to be a Receiver of the Collateral or of any part thereof and may remove any Receiver so appointed and appoint another in his stead; and the following shall apply in-respect of any such Receiver so appointed:

(i)	the. Trustee may from time to time fix the remuneration of the Receiver who shall be entitled to deduct that same out of the revenue from the Collateral or the proceeds thereof;

(ii)
the Receiver shall, to the fullest extent permitted by law, be deemed the agent or attorney of the Issuer for all purposes and the Trustee shall not be in any way responsible for any actions other than as caused by gross negligence, wilful misconduct or fraud, of any Receiver, and the Issuer hereby agrees to indemnify and save harmless the Trustee from and against any and all claims, demands, actions, costs, damages, expenses or payments which the Trustee may hereafter suffer, incur or be required to pay as a result, in whole of in part, of any action taken by the Receiver or army failure of the Receiver to do any act or thing other than. as are caused by gross negligence, wilful misconduct or fraud;

(iii)
the appointment of the Receiver by the Trustee shall not incur or create any liability on the part of the Trustee to the Receiver in any respect and such appointment or anything which may be done by the Receiver or the removal of the Receiver or the termination of any such Receivership shall not have the effect of constituting the Trustee a mortgagee in possession in respect of any lands or any part thereof; and

(iv)
and for the purposes above, the Issuer hereby irrevocably empowers the Receiver so appointed as its attorney to execute deeds, transfers, leases, contracts, agreements or other documents on its behalf and in its place (and the same shall bind the Issuer and have the same effect as if such deeds were executed by the Issuer);

(p)
on its own account or through a Receiver and whether alone or in conjunction with the exercise of all or any other remedies contemplated hereby, shall have the right, at any time, to notify and direct any account debtor to make all payments whatsoever to the Trustee and the Trustee shall have the right, at any time, to hold all amounts received from any account debtor and any proceeds as part of the Collateral; any

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payments received by the Issuer from and after the security hereby constituted becomes enforceable, shall be held by the Issuer in trust for the Trustee in the same medium in which received, shall not be commingled with any assets of the Issuer and shall, at the request of the Trustee, be turned over to the Trustee not later than the next business day following the day of their receipt; and

(q)	exercise or pursue any other remedy or proceeding which the Trustee is entitled to or authorized or permitted hereby or by law or in equity in order to enforce the Lien Hereof.

Such remedies may be exercised from time to time separately or in combination. Nothing in this Indenture shall curtail or limit the remedies of the Trustee as permitted by any law. or statute to a mortgagee or creditor, all such remedies being in addition to and not in substitution for any other rights or remedies of the Trustee howsoever created.

4.2    Powers of Receiver and Application of Proceeds

(a)
A Receiver appointed in accordance with Subsection 4.l(o) shall have the power to exercise and be vested with, in each case at the discretion of the Trustee made in writing, all the powers and discretions of the Trustee under this Indenture.

(b)
The net revenues of ·the business of the Issuer and the net proceeds of any sale, lease or other disposition of the Collateral shall be applied by the Receiver, subject to the claims of all creditors ranking in priority to the Indenture, in payment of:

(i)
all costs, charges and expenses of and incidental to the appointment of time Receiver and the exercise by it of all or any of the powers granted herein including the remuneration of the Receiver and all amounts properly payable by it;

(ii)	the principal amount of the Outstanding Bonds;

(iii)	all other moneys owing under the Indenture, except interest;

(iv)	all interest accrued and payable hereunder; and

(v)	any other payments required by law; in such order as the Trustee may determine, in its discretion.

4.3    Limitation of Liability

The Trustee shall not be liable by reason of any entry into or taking possession of any of the Collateral hereby charged or intended so to be or any part thereof to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization, or army act or omission for which a secured party in possession might be liable. The Trustee shall not, by virtue of these presents, be deemed to be a mortgagee in possession of the Collateral. The Trustee shall not be liable or accountable for any failure to exercise is remedies; take possession of, seize,

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collect, realize, sell, lease or otherwise dispose of or obtain payment for the Collateral and shall not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Trustee, the Issuer or any other person in respect of same. The Issuer hereby releases and discharges the Trustee and the Receiver from every claim of every nature, whether. sounding in damages or not, which may arise or be caused to the Issuer or any person claiming through or under the Issuer by reason or as a result of anything done or omitted to be done, as the case may be, by the Trustee or any successor or assign claiming through or under the Trustee or the Receiver under the provisions of this Debenture, unless such claim be the result of gross negligence, wilfull misconduct or fraud.

ARTICLE 5
CONFIRMATION OF MASTER INDENTURE

5.1    Confirmation of Master Indenture
The Master Indenture, as supplemented by this Seventh Supplemental Indenture, shall be and continue in full force and effect and is hereby confirmed.

ARTICLE 6
ACKNOWLEDGEMENT

6.1    Acknowledgement

The Issuer is a limited partnership formed under the Partnership Act (Alberta}, a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner's pro rata share of any undistributed income.

ARTICLE 7
ACCEPTANCE OF TRUST BY TRUSTEE

7.1    Acceptance of Trustee

This Trustee accepts the trusts in this Seventh Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.

ARTICLE 8
MISCELLANEOUS

8.1    Further Assurances

The Issuer shall, from time to time, take such action and execute and deliver to the Trustee such agreements, conveyances, deeds and other documents and instruments which are necessary or advisable for giving the Trustee a valid Charge, ranking as contemplated in the Master Indenture and this Indenture, upon any Collateral to secure the payment and the performance of all Obligations from time to time.

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8.2    Counterparts

The Seventh Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

8.3    Formal Date

Fro the purposes of convenience, this Seventh Supplemental Indenture may be referred to as bearing a formal date of April 28, 2003 irrespective of the actual date of execution hereof.

8.4    Governing Law

This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

IN WITNESS OF WHICH the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.
Per:	/s/ Scott Thon
	Name:	Scott Thon
	Title:	President & CEO
Per:	/s/ James Harbilas
	Name:	James Harbilas
	Title:	EVP & CFO

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11

I/We have authority to bind the Issuer.

ALTALINK MANAGEMENT LTD.
Per:	/s/ Scott Thon
	Name:	Scott Thon
	Title:	President & CEO
Per:	/s/ James Harbilas
	Name:	James Harbilas
	Title:	EVP & CFO

BMO TRUST COMPANY
Per:
	Name:	George A. Bragg
	Title:	Authorized Signing Officer
Per:
Name:
Title:

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I/We have authority to bind the Issuer.

ALTALINK MANAGEMENT LTD.
Per:
Name:
Title:
Per:
Name:
Title:

BMO TRUST COMPANY
Per:	/s/ George A. Bragg
	Name:	George A. Bragg
	Title:	Authorized Signing Officer
Per:
Name:
Title:

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